As filed with the Securities and Exchange Commission on June 27, 2000

                                             Registration Statement No. 33-72786
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ----------------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                       -----------------------------------
                               MMI COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


                 Delaware                                   36-3263253
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)

               540 Lake Cook Road, Deerfield, Illinois 60015-5290
          (Address, including zip code, of principal executive offices)

              MMI Companies, Inc. Amended and Restated Savings and
                         Profit Sharing Plan and Trust
                            (Full title of the plan)

          Bruce A. Backberg, MMI Companies, Inc., 540 Lake Cook Road,
                         Deerfield, Illinois 60015-5290
                                 (708) 940-7550
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          DEREGISTRATION OF SECURITIES

         Pursuant to the Registration Statement on Form S-8, Registration Number 33-72786 (the "Registration Statement"), filed on December 13, 1993, to which this Post-Effective Amendment No. 1 relates, the MMI Companies, Inc. (the "Registrant") registered an indeterminate amount of interests in the MMI Companies, Inc. Amended and Restated Savings and Profit Sharing Plan and Trust (the "Plan").

         On April 18, 2000, the Registrant was merged with a subsidiary of The St. Paul Companies, Inc, a Minnesota corporation ("The St. Paul"), pursuant to an Agreement and Plan of Merger, dated as of December 20, 1999 (the "Merger Agreement"), between the Registrant, The St. Paul and Bowman Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of The St. Paul. Pursuant to the terms of the Merger Agreement, all of the issued and outstanding shares of the Registrant's common stock, par value $0.10 per share, were converted into cash.

         This Post-Effective Amendment No. 1 deregisters all interests remaining to be issued under the Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Ramsey, State of Minnesota, on the 27th day of June, 2000.

                                            MMI COMPANIES, INC.



                                            By: /s/ Bruce A. Backberg
                                                --------------------------------
                                                Name: Bruce Backberg
                                                Title: Senior Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

          Signature                           Title                          Date

                                  Chief Executive Officer and           June 27, 2000
/s/ Douglas W. Leatherdale        Director (Principal Executive
    ------------------------      Officer)
    (Douglas W. Leatherdale)

                                  Senior Vice President-Finance and     June 27, 2000
/s/ Thomas A. Bradley             Director (Principal Financial
    ------------------------      Officer)
    (Thomas A. Bradley)

/s/ Kathleen A. Chagnon           Director                              June 27, 2000
    ------------------------
    (Kathleen A. Chagnon)

         Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 27th day of June, 2000.

                                MMI COMPANIES, INC. AMENDED AND RESTATED SAVINGS AND PROFIT SHARING PLAN AND TRUST



                                By: /s/ Merrilee Hepler
                                    ---------------------------------
                                    Name:  Merrilee Hepler
                                    Title: Trustee